Exhibit 5.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated December 18, 2009 relating to the financial statements of Miami-Dade County Operations, a division of Republic Services of Florida, a Limited Partnership, appearing in the proxy statement/prospectus, which is incorporated by reference into the Registration Statement on Form F-10, from the Form F-4 (No. 333-164402). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-10.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

March 21, 2011

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 7, 2009 relating to the combined financial statements of Commercial Clean-up Enterprises, Inc. and We Haul of South Florida, Inc. appearing in the proxy statement/prospectus, which is incorporated by reference into the Registration Statement on Form F-10, from the Form F-4 (No. 333-164402). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-10.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

March 21, 2011